As filed with the Securities and Exchange Commission on September __, 2003

Registration No. 333-106269

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON
FORM S-8 TO FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PEOPLESOFT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	68-0137069
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4460 Hacienda Drive
Pleasanton, CA 94588
(Address of Principal Executive Offices) (Zip Code)

J.D. Edwards & Company 1992 Incentive Stock Option Plan,
J.D. Edwards & Company 1992 Nonqualified Stock Option Plan,
J.D. Edwards & Company 1997 Equity Incentive Plan,
J.D. Edwards & Company 2003 Equity Incentive Plan,
and J.D. Edwards & Company YOUcentric 2000 Equity Compensation Plan
(Full Title of the Plans)

Craig Conway
President and Chief Executive Officer
PeopleSoft, Inc.
4460 Hacienda Drive
Pleasanton, CA 94588
(Name and Address of Agent for Service)

(925) 225-3000
(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)(2)	per Share (3)	Offering Price (3)	Registration Fee(3)(4)

Common Stock, par value $.01 per share	8,422,891	$18.98	$159,866,471	$0

(1)	Includes shares subject to options assumed as of August 29, 2003. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the 1992 Incentive Stock Option Plan, 1992 Nonqualified Stock Option Plan, 1997 Employee Stock Purchase Plan, 1997 Equity Incentive Plan, 1997 Employee Stock Purchase Plan for Non-United States Employees, J.D. Edwards & Company 2003 Equity Incentive Plan and the YOUcentric 2000 Equity Compensation Plan (collectively, the “Plans”) of J.D. Edwards & Company, a Delaware corporation (“J.D. Edwards”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	The Registrant previously registered 62,329,345 shares of its common stock, par value $.01 per share, under its Registration Statement on Form S-4 (No. 333-106269) (the “Form S-4”), which was declared effective on July 11, 2003. The number of shares registered under the Form S-4 was based on the aggregate number of shares of J.D. Edwards common stock, par value $.001 per share (“J.D. Edwards Common Stock”) then outstanding and the number of shares of J.D. Edwards Common Stock issuable upon exercise of options and warrants to acquire shares of J.D. Edwards Common Stock then outstanding under the Plans, and shares of J.D. Edwards Common Stock reserved for issuance under the Plans and expected to be outstanding immediately prior to August 29, 2003, multiplied by an exchange ratio of 0.43 shares of common stock, par value $.01 per share, of the Registrant. As of August 29, 2003, 53,366,059 shares of Registrant’s common stock, par value $.01 per share, were issuable under the Form S-4.

(3)	Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the total registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on September 9, 2003.

(4)	A registration fee of $83,780 was previously paid in connection with the registration of 62,329,345 shares of the Registrant’s common stock under the Form S-4. The registration fee paid under the Form S-4 was calculated pursuant to Rules 457(f) and 457(c) under the Securities Act. Based on the average of the high and low sales prices of the Registrant’s common stock, as reported on the Nasdaq National Market System on June 16, 2003, the proposed maximum offering price under the Form S-4 was $1,035,602,666. As the shares subject to options to purchase J.D. Edwards Common Stock assumed by the Registrant were included in the Form S-4 for which a registration fee of $83,780 was paid with the Form S-4, no fee is payable herewith.

INTRODUCTION

     This Registration Statement on Form S-8 is filed by PeopleSoft, Inc., a Delaware corporation (the “Registrant”), relating to 8,422,891 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees of the Registrant under J.D. Edwards & Company 1992 Incentive Stock Option Plan, J.D. Edwards & Company 1992 Nonqualified Stock Option Plan, J.D. Edwards & Company 1997 Equity Incentive Plan, J.D. Edwards & Company 2003 Equity Incentive Plan, and J.D. Edwards & Company YOUcentric 2000 Equity Compensation Plan, as assumed by the Registrant (collectively, the “Plans”).

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

     Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

     (i)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     (ii)  The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

     (iii)  The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

     (iv)  The Registrant’s Current Reports on Forms 8-K, filed with the Commission on April 4, 2003, April 23, 2003, June 2, 2003, June 12, 2003, July 2, 2003, July 14, 2003, July 17, 2003, July 17, 2003, July 28, 2003, August 29, 2003 and September 11, 2003;

     (v)  All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (i) above;

     (vi)  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 7, 1992, including any amendment or report filed for the purpose of updating such description;

     (vii)  The description of the Registrant’s Preferred Shares Purchase Rights contained in its Registration Statement on Form 8-A/A filed with the Commission on March 25, 1998 including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the Delaware General Corporation Law, the Registrant has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of the Registrant require it to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and (ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The Registrant has entered into indemnification agreements with its directors and certain officers containing provisions that provide for the indemnification of such director or officer to the fullest extent permitted under the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain and maintain directors’ and officers’ insurance if deemed to be advisable. The Registrant believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to the Registrant’s Registration Statements on Form 8-A which are incorporated by reference pursuant to Items 3(vi) and 3(vii).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Independent Auditors’ Consent.
23.2	Notice regarding Consent of Arthur Andersen LLP, Independent Public Accountants.
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (previously filed).
99.1	J.D. Edwards & Company 1992 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.16 to the registration statement on Form S-1, No. 333-30701 filed by J.D. Edwards & Company on July 3, 1997 (the “Form S-1”)).
99.2	J.D. Edwards & Company 1992 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.17 to the Form S-1).
99.3	J.D. Edwards & Company 1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to the Amendment No. 1 to the Form S-1 filed by J.D. Edwards & Company on August 8, 1997).
99.4	J.D. Edwards & Company 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 10-Q for the quarter ended April 30, 2003 filed by J.D. Edwards & Company on June 4, 2003).
99.5	J.D. Edwards & Company YOUcentric 2000 Equity Compensation Plan (incorporated by reference to Exhibit 4.2 to the registration statement on Form S-8, No. 333-75046 filed by J.D. Edwards & Company on December 13, 2001).

Item 9. Undertaking

     (1)  The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 12th day of September, 2003.

PeopleSoft, Inc.

By:	/s/ Anne S. Jordan

Anne S. Jordan
Senior Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities indicated on September 12, 2003.

Signature	Title

* David A. Duffield	Chairman of the Board of Directors

* Craig A. Conway	President, Chief Executive Officer and Director (Principal Executive Officer and Director)

* Kevin T. Parker	Executive Vice President, Finance and Administration, Chief Financial Officer (Principal Financial and Accounting Officer)

* A. George Battle	Director

* Aneel Bhusri	Director

* Frank J. Fanzilli, Jr.	Director

* Steven D. Goldby	Director

* Cyril J. Yansouni	Director

Michael J. Maples	Director

* By:	/s/ Anne S. Jordan

Anne S. Jordan
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Instruments Defining Rights of Stockholders. Reference is made to Registrant’s Registration Statements on Form 8-A which are incorporated by reference pursuant to Items 3(v) and 3(vi)
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Independent Auditors’ Consent.
23.2	Notice regarding Consent of Arthur Andersen LLP, Independent Public Accountants.
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	Power of Attorney (previously filed).
99.1	J.D. Edwards & Company 1992 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.16 to the registration statement on Form S-1, No. 333-30701 filed by J.D. Edwards & Company on July 3, 1997 (the “Form S-1”)).
99.2	J.D. Edwards & Company 1992 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.17 to the Form S-1).
99.3	J.D. Edwards & Company 1997 Equity Incentive Plan (incorporated by reference to Exhibit 10.21 to Amendment No. 1 to the Form S-1 filed by J.D. Edwards & Company on August 8, 1997).
99.4	J.D. Edwards & Company 2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 10-Q for the quarter ended April 30, 2003 filed by J.D. Edwards & Company on June 4, 2003).
99.5	J.D. Edwards & Company YOUcentric 2000 Equity Compensation Plan (incorporated by reference to Exhibit 4.2 to the registration statement on Form S-8, No. 333-75046 filed by J.D. Edwards & Company on December 13, 2001).